                                                                     EXHIBIT 7.3

                       E RESOURCES INC. AND SUBSIDIARIES
              (Formerly Dryden Industries, Inc. and Subsidiaries)

                  CONSOLIDATED PROFORMA FINANCIAL STATEMENTS

                               December 31, 1999

                                C O N T E N T S

Consolidated Proforma Balance Sheet.............................  3

Consolidated Statement of Operations............................  5

Summary of Assumptions and Disclosures..........................  6

                       e resources inc. and Subsidiaries
              (Formerly Dryden Industries, Inc. and Subsidiaries)
                      Consolidated Proforma Balance Sheet
                               December 31, 1999
                                  (Unaudited)


                                     ASSETS
                                     ------

                                            Vista                      Proforma
                           e resources   Photographic                Adjustments    Adjusted
                             inc. and     And Video     e resources    Increase     Proforma
                           Subsidiaries   Group, Ltd.       inc.     (Decrease)   Consolidated
                           ------------  ------------  ------------  ----------   ------------
CURRENT ASSETS

 Cash                      $          -   $     8,684   $     4,203  $1,493,000     $1,505,887
 Receivable, net                      -        29,418             -           -         29,418
                           ------------  ------------  ------------  ----------    -----------

  Total Current Assets                -        38,102         4,203   1,493,000      1,535,305
                           ------------  ------------  ------------  ----------    -----------

FIXED ASSETS, NET                     -       131,451         1,180           -        132,631
                           ------------  ------------  ------------  ----------    -----------

OTHER ASSETS

 Intangible assets, net               -             -        34,467           -         34,467
 Deposits                             -         3,500             -           -          3,500
                           ------------  ------------  ------------  ----------    -----------

  Total Other Assets                  -         3,500        34,467           -         37,967
                           ------------  ------------  ------------  ----------    -----------

  TOTAL ASSETS             $          -   $   173,053   $    39,850  $1,493,000     $1,705,903
                           ============  ============  ============  ==========    ===========

                  See Summary of Assumptions and Disclosures.

                       e resources inc. and Subsidiaries
              (Formerly Dryden Industries, Inc. and Subsidiaries)
                Consolidated Proforma Balance Sheet (Continued)
                               December 31, 1999
                                  (Unaudited)


                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                ----------------------------------------------

                                                       Vista                       Proforma
                                    e resources    Photographic                  Adjustments    Adjusted
                                      inc. and       And Video    e resources     Increase      Proforma
                                    Subsidiaries    Group, Ltd.      inc.        (Decrease)   Consolidated
                                    ------------   ------------   -----------   -----------   ------------
CURRENT LIABILITIES

 Cash overdraft                      $    11,731      $       -      $      -   $         -     $   11,731
 Accounts payable                          7,463         25,468         9,729         5,000         47,660
 Accrued expenses                              -         76,725             -             -         76,725
 Unearned revenue                              -          5,250             -             -          5,250
 Notes payable - related parties          50,000        225,000        39,924             -        314,924
 Lines of credit                          43,468        145,601             -             -        189,069
                                     -----------      ---------   -----------   -----------     ----------
  Total Current Liabilities              112,662        478,044        49,653         5,000        645,359
                                     -----------      ---------   -----------   -----------     ----------

LONG-TERM DEBT

 Notes payable - related parties               -              -        40,076             -         40,076
                                     -----------      ---------   -----------   -----------     ----------
  Total Long-Term Debt                         -              -        40,076             -         40,076
                                     -----------      ---------   -----------   -----------     ----------
  Total Liabilities                      112,662        478,044        89,729         5,000        685,435
                                     -----------      ---------   -----------   -----------     ----------

STOCKHOLDERS' EQUITY
 (DEFICIT)

 Common stock; 150,000,000
  shares authorized of $0.001
  par value, 14,399,159 shares
  issued and outstanding                 129,563              -            90      (115,253)        14,400
 Additional paid-in capital            3,845,376        150,180         8,910    (2,484,348)     1,520,118
 Accumulated deficit                  (4,087,601)      (455,171)      (58,879)    4,087,601       (514,050)
                                     -----------      ---------   -----------   -----------     ----------

  Total Stockholders' Equity
   (Deficit)                            (112,662)      (304,991)      (49,879)    1,488,000      1,020,468
                                     -----------      ---------   -----------   -----------     ----------

  TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY
   (DEFICIT)                         $         -      $ 173,053      $ 39,850   $ 1,493,000     $1,705,903
                                     ===========      =========   ===========   ===========     ==========


                  See Summary of Assumptions and Disclosures.

                       e resources inc. and Subsidiaries
              (Formerly Dryden Industries, Inc. and Subsidiaries)
                 Consolidated Proforma Statement of Operations
                               December 31, 1999
                                  (Unaudited)

                                                     Vista                      Proforma
                                    e resources   Photographic                 Adjustments     Adjusted
                                     inc. and       And Video    e resources     Increase      Proforma
                                   Subsidiaries    Group, Ltd.      inc.        (Decrease)   Consolidated
                                   ------------   ------------   -----------   -----------   ------------
REVENUES                              $       -      $ 377,438    $   14,745    $        -      $ 392,183

COST OF SALES                                 -        173,340        10,715             -        184,055
                                   ------------   ------------   -----------   -----------   ------------
GROSS PROFIT                                  -        204,098         4,030             -        208,128
                                   ------------   ------------   -----------   -----------   ------------

OPERATING EXPENSES

 Depreciation and amortization                -         45,026        17,138             -         62,164
 General and administrative             324,355        287,856        38,634             -        650,845
                                   ------------   ------------   -----------   -----------   ------------
  Total Operating Expenses              324,355        332,882        55,772             -        713,009
                                   ------------   ------------   -----------   -----------   ------------
OPERATING (LOSS) INCOME                (324,355)      (128,784)      (51,742)            -       (504,881)
                                   ------------   ------------   -----------   -----------   ------------

OTHER INCOME (EXPENSES)

 Other income                           231,348              -             -             -        231,348
 Other expense                          (55,356)       (44,059)       (5,481)            -       (104,896)
                                   ------------   ------------   -----------   -----------   ------------
  Total Other Income (Expenses)         175,992        (44,059)       (5,481)            -        126,452
                                   ------------   ------------   -----------   -----------   ------------
LOSS BEFORE INCOME TAXES               (148,363)      (172,843)      (57,223)            -       (378,429)

INCOME TAXES                                  -              -             -             -              -
                                   ------------   ------------   -----------   -----------   ------------
NET LOSS                              $(148,363)     $(172,843)   $  (57,223)   $        -      $(378,429)
                                   ============   ============   ===========   ===========   ============

                  See Summary of Assumptions and Disclosures.

                       e resources inc. and Subsidiaries
              (Formerly Dryden Industries, Inc. and Subsidiaries)
                    Summary of Assumptions and Disclosures


NOTE 1 -  ORGANIZATION AND HISTORY

          a.  Organization and Business Activities

          e resources inc. (formerly Dryden Industries, Inc.) (the Company) was incorporated under the laws of the State of Utah on March 6, 1987. The Company was organized for the purpose of providing a vehicle which could be used to raise capital and seek business opportunities believed to hold a potential for profit. The Company has been reclassified as a development stage company per SFAS No.7 as of January 1, 1998. On June 11, 1999, the Company changed its name to Dryden Industries, Inc. and increased the authorized number of shares from 50,000,000 to 150,000,000. On March 31, 2000, the Company changed its name to e resources inc.

          Vista
          -----

          Vista Video and Photographic Group, Ltd. (Vista) is a partnership formed under the laws of the State of Texas on May 31, 1997. Vista was formed as a full service video production house and a producer, aggregator and broadcaster of streaming media programming for the Internet.

          e resources
          -----------

          e resources inc. (resources) was incorporated under the laws of the State of Texas on February 26, 1998 under the name of Cunningham & Cunningham Health Concerns, Inc. Resources is an online marketer and distributor of home health care products for general and institutional consumption.

          The balance sheets of the Company are presented as of December 31, 1999. The statements of operations are presented for the respective fiscal years as though the acquisition took place on January 1, 1999.

          b.  Recapitalization

          Purchase of Vista and e resources inc.
          --------------------------------------

          In 2000, the Company completed a contribution agreement whereby the Company issued 7,174,530 shares of its common stock in exchange for each of the partners entire respective ownership interest in Vista Photographic and Video Group, Ltd. (Vista) and all of the shares of e resources inc. (resources). The shares issued by the Company represented approximately 53% of the total shares of the Company's common stock issued and outstanding immediately following the acquisition. Vista and resources were under common control at the time of the acquisition and are accounted for as one acquisition. The owners of Vista and resources controlled the Company immediately after the acquisition. Accordingly, the acquisition was accounted for as a recapitalization of Vista and resources with no adjustment to the carrying value of the assets or liabilities of the acquired entities.

                       e resources inc. and Subsidiaries
              (Formerly Dryden Industries, Inc. and Subsidiaries)
                    Summary of Assumptions and Disclosures


NOTE 1 -  ORGANIZATION AND HISTORY (Continued)

          b.  Recapitalization (Continued)

          Consolidated Proforma Statement of Operations
          ---------------------------------------------

          The historical information contained herein has been consolidated on a proforma basis. The purchase of Vista and resources in 2000 is described above. The purchase has been presented as though it were effective January 1, 1999. All significant accounting policies for Vista and resources are the same as the Company's as defined in Note 1.

          1. Record the acquisition of Vista and resources through the issuance of 7,174,530 shares of common stock valued at predecessor cost and eliminate the common stock of resources.

               Common stock                                      $    (7,085)
               Additional paid-in capital                              7,085
                                                                 -----------
                         Total                                   $         -
                                                                 ===========

          2. Record the issuance of 746,500 shares of common stock for $1,493,000 cash at $2.00 per share of common stock.

               Cash                                              $ 1,493,000
               Common stock                                             (747)
               Additional paid-in capital                         (1,492,253)
                                                                 -----------

                         Total                                   $         -
                                                                 ===========

          3. Record the estimated costs of the merger.

               Accounts payable                                  $    (5,000)
               Additional paid-in capital                              5,000
                                                                 -----------

                         Total                                   $         -
                                                                 ===========

          4. Eliminate the accumulated deficit of e resources inc. and Subsidiaries.

               Additional paid-in capital                        $ 4,087,601
               Accumulated deficit                                (4,087,601)
                                                                 -----------

                         Total                                   $         -
                                                                 ===========

          5. Record a 1 for 20 reverse split of the shares of e resources inc. and Subsidiaries.

                Common stock                                     $   123,085
                Additional paid-in capital                          (123,085)
                                                                 -----------

                         Total                                   $         -
                                                                 ===========